Exhibit 99.1

Amaze Completes Acquisition of The Food Channel With Plans to Revamp Platform Experience for Culinary Creators

The stock-based purchase strengthens Amaze’s position in the growing food and beverage creator economy

NEWPORT BEACH, Calif., Nov. 12, 2025 – Amaze Holdings, Inc. (NYSE American: AMZE) (“Amaze”) a global leader in creator-powered commerce, today announced it has completed the acquisition of the assets of The Food Channel®, a prominent digital platform dedicated to culinary content and inspiration. The purchase price for the assets was $650,000 payable in the form of a convertible promissory note issued by Amaze. The purchase marks a key step in Amaze’s strategy to expand into new creator verticals.

The acquisition enables Amaze to combine its network of food creators with The Food Channel’s established digital brand to power a next-generation social commerce and entertainment platform. The Amaze team is currently developing an all-new FoodChannel.com, designed to deliver an immersive, community-driven experience. This will allow Amaze’s 60,000 plus food creators to engage new audiences and brands at the redesigned FoodChannel.com.

“Food and dining creators are among the most passionate and engaged communities online,” said Aaron Day, CEO of Amaze. “Bringing creators and fans together under The Food Channel brand allows us to deliver a more meaningful and interactive experience. With the purchase officially complete, we are focused on building an enhanced integrated e-commerce solution that celebrates creativity, drives community, and turns passion for food into opportunity.”

Danielle Pederson, CMO of Amaze, added: “Since announcing our intent to purchase The Food Channel in September, we’ve seen an incredible response from brands, product companies, media companies and food creators alike. The Food Channel name carries strong credibility, and the excitement to collaborate and innovate around this next chapter has been tremendous.”

Founded as a print publication in 1989, The Food Channel transitioned online in 1993 and later joined the USA Today network in 2017 to expand its reach. With over three decades of culinary leadership, The Food Channel has continuously adapted to new mediums and platforms, making it easy for food enthusiasts to indulge in their passion and explore the many ways food intersects with life. Amaze’s ownership will build upon that legacy, providing creators with the AI-backed technology and suite of tools needed to achieve sustainable success.

For investor information, please contact IR@amaze.co

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About Amaze:
Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

About The Food Channel:

The Food Channel has been a trusted source for food & beverage enthusiasts since 1989. The company built a loyal following by offering consumers informative recipes, articles and videos about food and culture, and providing a platform where content-makers can share their food-related content. The company is transforming into a platform to enable food & beverage creators and influencers to monetize their audiences, and adding e-commerce, online culinary classes, virtual cooking events, and culinary travel experiences.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based on estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about our planned acquisitions, strategies, initiatives, growth, revenues, expenditures, the size of our market, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.